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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report included in or made a part of this registration statement.

                                          /s/ ARTHUR ANDERSEN LLP


Denver, Colorado
April 25, 2000